UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2022

ADTALEM GLOBAL EDUCATION INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe
Chicago, Illinois 60661
(Address of principal executive offices) (Zip Code)

(312) 651-1400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value	ATGE	New York Stock Exchange
Common Stock $0.01 Par Value	ATGE	Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02           Departure of Directors or Certain Officers;  Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers

On November 10, 2022, Adtalem Global Education Inc. (“Adtalem”) issued a press release announcing that its Board of Directors (the “Board”) unanimously elected Michael W. Malafronte, 48, as Chairman of the Board effective November 9, 2022.  Mr. Malafronte, a director since 2016, succeeds Ms. Lisa W. Wardell as Chairman of the Board.  Ms. Wardell, 53, a director since 2008, served as Adtalem’s president and CEO (2016-2019), and then CEO and Chairman (2019-2021), and Executive Chairman (2021-2022).  Ms. Wardell will continue to serve on the Board and as a member of its Academic Quality and External Relations Committees.

A copy of the press release issued by Adtalem on November 10, 2022 announcing Mr. Malafronte’s election as Chairman is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

In addition to the election of Mr. Malafronte as Chairman, the Board reconstituted the membership and Chairs of each of its five standing committees effective November 9, 2022 as follows:

Committee	Membership
Academic Quality	Georgette Kiser (Chair) Charles DeShazer Mayur Gupta Lisa W. Wardell
Audit and Finance	William W. Burke (Chair) Donna J. Hrinak Liam Krehbiel
Compensation	Kenneth J. Phelan (Chair) William W. Burke Charles DeShazer Sharon L. O’Keefe
External Relations	Donna J. Hrinak (Chair) Mayur Gupta Liam Krehbiel Kenneth J. Phelan Lisa W. Wardell
Nominating & Governance Committee	Sharon L. O’Keefe (Chair) Donna J. Hrinak Georgette Kiser

Item 5.07           Submission of Matters to a Vote of Security Holders.

On November 9, 2022, Adtalem held its annual meeting of shareholders.  The following tables present the final results of voting on each of the matters submitted to a vote of security holders during Adtalem’s annual meeting of shareholders.

1.	Election of Directors: Our shareholders elected the following eleven directors to serve until the 2023 Annual Meeting of Shareholders or until his or her successor has been duly elected and qualified.

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Stephen W. Beard	40,804,571	335,466	20,216	1,690,781
William W. Burke	40,700,164	438,757	21,332	1,690,781
Charles DeShazer	40,854,234	284,686	21,333	1,690,781
Mayur Gupta	40,891,860	247,059	21,334	1,690,781
Donna J. Hrinak	40,412,340	727,507	20,406	1,690,781
Georgette Kiser	40,278,449	861,670	20,134	1,690,781
Liam Krehbiel	40,859,199	280,922	20,132	1,690,781
Michael W. Malafronte	40,764,615	375,505	20,133	1,690,781
Sharon L. O’Keefe	37,843,562	3,297,548	19,143	1,690,781
Kenneth J. Phelan	40,712,300	427,808	20,145	1,690,781
Lisa W. Wardell	40,437,219	706,153	16,881	1,690,781

2.	Ratification of the selection of PricewaterhouseCoopers LLP as Adtalem’s independent registered public accounting firm for 2023. Our shareholders approved this proposal.

FOR	AGAINST	ABSTAIN
42,202,657	633,788	14,589

3.	An advisory vote on the compensation of Adtalem’s named executive officers. Our shareholders approved this proposal.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
39,249,343	1,895,494	15,416	1,690,781

Item 9.01           Financial Statements and Exhibits

99.1                          Press Release of Adtalem Global Education Inc. dated November 10, 2022.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

By:	/s/ Douglas G. Beck
Douglas G. Beck
Senior Vice President, General Counsel and Corporate Secretary

Date: November 14, 2022